UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

120 North LaSalle Street, Suite 3300

Chicago, IL  60602

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (312) 621-1950

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).                            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 4, 2008, the Compensation Committee of our Board of Directors adopted 2008 bonus programs for our executive officers. The potential bonus of each executive officer is equal to the executive officer’s 2008 base salary (as of January 1, 2008) multiplied by a certain percentage. These percentages ranged from 15% to 150% for our named executive officers. For each of our corporate named executive officers (Joseph M. Holsten, Mark T. Spears, Walter P. Hanley and Victor M. Casini), the percentage varies based on a range of our earnings per share for the year ending December 31, 2008. For each of our other named executive officers (Steven H. Jones and Robert L. Wagman), the percentage varies based on a range of our earnings per share for the year ended December 31, 2008 and the achievement of certain revenue or pretax income goals of the aspects of our business that such executive officer oversees. A copy of the form of the 2008 bonus program for our corporate named executive officers is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. A copy of the form of the 2008 bonus program for our other named executive officers is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Form of LKQ Corporation Executive Officer 2008 Bonus Program (Corporate).
99.2	Form of LKQ Corporation Executive Officer 2008 Bonus Program (Other).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: April 8, 2008	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel